UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2018

THE CLOROX COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-07151	31-0595760
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1221 Broadway, Oakland, California 94612-1888
(Address of principal executive offices) (Zip code)

(510) 271-7000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On May 23, 2018, the Board of Directors of The Clorox Company (the “Company”) terminated its previously announced May 8, 2017 share repurchase authorization and authorized an updated share repurchase program for an aggregate purchase price of up to $2 billion. Repurchases may be made at the Company’s discretion from time to time in the open market depending on market conditions. The repurchase program has no time limit, does not obligate the Company to make any repurchases and may be suspended for periods or discontinued at any time. The actual number and value of shares that are repurchased will depend on a number of factors, including the price of the shares.

This $2 billion open market share repurchase program is in addition to the Company’s previously announced evergreen repurchase program to reduce or eliminate dilution in connection with issuances of stock under the Company's stock incentive plans.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

See the Exhibit Index below, which is incorporated by reference herein.

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated May 24, 2018 of the Clorox Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CLOROX COMPANY

Date: May 24, 2018	By:	/s/ Laura Stein
Executive Vice President – General Counsel and Corporate Affairs